Exhibit 99.1

AutoImmune Inc.
1199 Madia Street
Pasadena, CA 91103
Phone: 626-792-1235
Fax: 626-792-1236

Contact:

Robert C. Bishop, Ph.D.

Chairman and Chief Executive Officer

AutoImmune Inc.

626-792-1235

website: http://www.autoimmuneinc.com

FOR IMMEDIATE RELEASE

AUTOIMMUNE INC. REPORTS 2008 FIRST QUARTER FINANCIAL RESULTS

Pasadena, California, May 9, 2008 - AutoImmune Inc. (OTCBB: AIMM) today reported a net loss of $107,000, or ($0.01) per share basic and diluted, for the three months ended March 31, 2008, compared with net income of $8,000, or break even per share basic and diluted, for the three months ended March 31, 2007. As of March 31, 2008, the Company reported $8.7 million in cash and marketable securities as compared to $8.8 million in cash and marketable securities as of December 31, 2007.

Chairman of the Board and Chief Executive Officer Robert C. Bishop, Ph.D. stated, “Product sales at Colloral LLC, our joint venture with Deseret Laboratories, Inc., were down from the fourth quarter, but have begun to rebound with orders in hand from both Futurebiotics LLC and The Shopping Channel in Canada.” AutoImmune consolidates Colloral LLC for financial reporting purposes in accordance with FIN 46 “Consolidation of Variable Interest Entities.”

AutoImmune has exclusively licensed certain of its intellectual property rights to BioMS Medical Corp., a Canadian company. Under the license agreement, BioMS makes monthly diligence payments to AutoImmune and will pay royalties to AutoImmune on sales of its lead drug MBP8298, if it reaches the market. BioMS recently sublicensed its rights in this product to Eli Lilly and Company and stated that an interim analysis on the first 200 patients in its pivotal phase II/III trial in Canada and Western Europe evaluating MBP8298 for treatment of secondary progressive multiple sclerosis is expected in mid-2008.

AutoImmune is a biopharmaceutical company involved in the development of treatments for autoimmune and cell-mediated inflammatory diseases and conditions.

Statements in this release that are not strictly historical are forward-looking statements including statements about clinical trials and studies and future sales, royalties and revenue.

You can identify these forward-looking statements because they involve our expectations, beliefs, projections, anticipations or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to the uncertainties of clinical trial results, the Company’s dependence on third parties for licensing revenue, and the risks of technological change and competition. These factors are more fully discussed, as are other factors, in the Company’s most recent Annual Report on Form 10-KSB filed with the Securities and Exchange Commission in the section entitled “Risk Factors.”

- Financial Chart Follows -

AUTOIMMUNE INC.

STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2007	2008
Revenue	$97,000	$67,000

Costs and expenses:
Cost of goods sold	9,000	12,000
Research and development	30,000	42,000
General and administrative	185,000	205,000

Total costs and expenses	224,000	259,000

Interest income	110,000	84,000
Minority interest in joint venture	—	1,000
Other income	25,000	—

	135,000	85,000

Net income (loss)	$8,000	$(107,000)

Net income (loss) per share - basic	$0.00	$(0.01)

Net income (loss) per share - diluted	$0.00	$(0.01)

Weighted average common shares outstanding - basic	16,942,861	16,997,205

Weighted average common shares outstanding - diluted	17,439,507	16,997,205

CONDENSED BALANCE SHEET

(Unaudited)

	December 31, 2007	March 31, 2008
Cash and marketable securities	$8,804,000	$8,680,000
Other current assets	167,000	139,000

Total assets	$8,971,000	$8,819,000

Current liabilities	$128,000	$161,000
Minority interest in joint venture	11,000	13,000
Total stockholders’ equity	8,832,000	8,645,000

Total liabilities and equity	$8,971,000	$8,819,000